                                                             Filed Pursuant to
                                                                Rule 424(b)(3)
                                                            File No. 333-77533
                                                        Renal Care Group, Inc.




             PROSPECTUS SUPPLEMENT NO. 2, DATED AUGUST 18, 1999, TO
                         PROSPECTUS DATED JUNE 24, 1999

         In order to reflect an indirect transfer of Common Stock from New Ballantrae Partners, L.P. to Bear Stearns International, Ltd., the table of Selling Shareholders in the Selling Shareholders' section of the Prospectus is revised and supplemented as follows:


                                                            Shares Beneficially                      Shares Beneficially
                                                               Owned Before        Shares Being          Owned After
                         Name                                 the Offering(1)        Offered            the Offering

New Ballantrae Partners, L.P.............................          68,291              40,094               28,197
Bear Stearns International, Ltd..........................          60,200              60,200                    0
